EXHIBIT 10.10
T-MOBILE US, INC.

WAIVER OF REQUIRED APPROVAL
UNDER SECTION 3.6(a) OF THE
STOCKHOLDER’S AGREEMENT (“WAIVER”)
August 7, 2013
WHEREAS, T-Mobile US, Inc. (f/k/a MetroPCS Communications, Inc., the “Company”) and Deutsche Telekom AG (the “Stockholder”) are parties to that certain Stockholder’s Agreement, dated as of April 30, 2013 (as may be amended from time to time, the “Stockholder’s Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Stockholder’s Agreement.

WHEREAS, pursuant to Section 3.6(a) of the Stockholder’s Agreement, the Stockholder has agreed not to, and to cause the Stockholder Designees then serving as directors of the Company not to, support, enter into, or vote in favor of any transaction between, or involving both (a) the Company and (b) the Stockholder or an Affiliate of the Stockholder (a “Controlling Stockholder Transaction”), unless such Controlling Stockholder Transaction is approved by a majority of the members of the Board of Directors of the Company (the “Board”), which majority must include a majority of the Non-Affiliated Directors (the “Required Approval”).

WHEREAS, the Company and the Stockholder have recognized that, due to the frequency of Board meetings, the other demands placed on the Board, and the business needs of the Company and the Stockholder or their respective Affiliates, it may be impracticable to submit every Controlling Stockholder Transaction to the Board for the Required Approval.

WHEREAS, the Company and the Stockholder have determined that it would be in their respective best interests for the parties to establish a more efficient means of reviewing and approving Controlling Stockholder Transactions under the Stockholder’s Agreement.
WHEREAS, the Related Person Transaction Policy of the Company (the “RPT Policy”) sets forth certain requirements for the review and approval by the Audit Committee of the Board (the “Audit Committee”) and/or the Board of any transaction, arrangement or relationship in which (a) the Company is or will be a participant; (b) any “related person,” which includes any person who owns more than 5% of the Company’s common stock (including such stockholder’s affiliates), has or will have a direct or indirect material interest; and (c) the aggregate amount involved exceeds, or may be expected to exceed, $120,000 (the “Dollar Amount Requirement”).
WHEREAS, pursuant to its charter, the Audit Committee must be composed of three or more directors, each of whom must satisfy the independence requirements established by the

Board, the New York Stock Exchange, the Securities and Exchange Commission, and any other regulations applicable to the Company from time to time.
WHEREAS, as of the date hereof, all of the members of the Audit Committee are Non-Affiliated Directors, and it is expected that the Audit Committee will continue to be composed solely of Non-Affiliated Directors.
NOW, THEREFORE, each of the Company and the Stockholder hereby waives the Required Approval with respect to (a) any Controlling Stockholder Transaction below the Dollar Amount Requirement; (b) any Controlling Stockholder Transaction meeting the Dollar Amount Requirement that has been unanimously approved by the Audit Committee (an “Approved Transaction”); and (c) any amendment or modification to, extension of, waiver of, or statement of work under, an Approved Transaction that has been approved by a majority of the Audit Committee.
This Waiver shall remain in effect until the the Company (by the affirmative vote of a majority of the Board, including a majority of the Non-Affliated Directors) and the Stockholder mutually agree to terminate the Waiver.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and the Stockholder has executed this Waiver as of the date first above written.
T-MOBILE US, INC.

By:     /s/ David A. Miller
Name:     David A. Miller
Title:     Executive Vice President, General
Counsel and Secretary

DEUTSCHE TELEKOM AG

By:    /s/ Uli Kühbacher
Name:     Dr. Uli Kühbacher
Title:     Vice President

By:    /s/ Axel Lützner
Name:     Dr. Axel Lützner
Title:     Vice President

SIGNATURE PAGE TO WAIVER